[GRAPHIC]

GALAXY TAXABLE BOND FUNDS

THE GALAXY FUND

                                        PROSPECTUS
                                        February 28, 2002








                                        GALAXY SHORT-TERM BOND FUND

                                        GALAXY INTERMEDIATE GOVERNMENT
                                        INCOME FUND

                                        GALAXY HIGH QUALITY BOND FUND

                                        GALAXY CORPORATE BOND FUND


                                        TRUST SHARES








                                        As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved any shares of these Funds or determined if this prospectus is accurate or complete. Anyone who tells you otherwise is committing a crime.


                                                                    [LOGO]GALAXY
                                                                          FUNDS

                                     CONTENTS






                               1    RISK/RETURN SUMMARY

                               1    Introduction

                               2    Galaxy Short-Term Bond Fund

                               7    Galaxy Intermediate Government Income Fund

                              12    Galaxy High Quality Bond Fund

                              17    Galaxy Corporate Bond Fund

                              22    Additional information about risk

                              23    Investor guidelines

                              24    FUND MANAGEMENT

                              25    HOW TO INVEST IN THE FUNDS

                              25    Buying and selling shares

                              26      HOW TO BUY SHARES

                              27      HOW TO SELL SHARES

                              28      OTHER TRANSACTION POLICIES

                              30    DIVIDENDS, DISTRIBUTIONS AND TAXES

                              32    HOW TO REACH GALAXY

                              33    FINANCIAL HIGHLIGHTS

RISK/RETURN SUMMARY

INTRODUCTION

THIS PROSPECTUS describes the Galaxy Taxable Bond Funds. Each Fund invests primarily in debt obligations, such as bonds, notes and commercial paper.

On the following pages, you'll find important information about each Fund, including:

- the Fund's investment objective (sometimes called the Fund's goal) and the main investment strategies used by the Fund's investment adviser in trying to achieve that objective
- the main risks associated with an investment in the Fund
- the Fund's past performance measured on both a year-by-year and long-term basis
- the fees and expenses that you will pay as an investor in the Fund.

WHICH FUND IS RIGHT FOR YOU?
Not all mutual funds are for everyone. Your investment goals and tolerance for risk will determine which fund is right for you. On page 23, you'll find a table that provides a general guide to help you decide which of the Galaxy Taxable Bond Funds is best suited to you.

THE FUNDS' INVESTMENT ADVISER
Fleet Investment Advisors Inc., which is referred to in this prospectus as the ADVISER, is the investment adviser for all of these Funds.


AN INVESTMENT IN THE FUNDS ISN'T A BANK DEPOSIT AND IT ISN'T INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. YOU COULD LOSE MONEY BY INVESTING IN THE FUNDS.

GALAXY SHORT-TERM BOND FUND


THE FUND'S INVESTMENT OBJECTIVE
The Fund seeks a high level of current income consistent with preservation of capital.

THE FUND'S MAIN INVESTMENT STRATEGIES
The Fund invests primarily in debt obligations of U.S. and foreign corporations, including bonds and notes, and in debt obligations issued or guaranteed by the U.S. Government and its agencies or instrumentalities or by foreign governments or their political subdivisions and instrumentalities. It also invests in asset-backed and mortgage-backed securities and in money market instruments, such as commercial paper and the obligations of U.S. and foreign banks. The Fund normally invests at least 65% of its total assets in bonds and debentures.

In selecting portfolio securities for the Fund, the Adviser monitors and evaluates economic trends. It establishes duration targets and ranges of interest payments on bonds of various maturities, and determines the appropriate allocation of the Fund's assets among various market sectors.

Nearly all Fund investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or are unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in securities that have one of the top three ratings assigned by S&P or Moody's, or unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by either S&P or Moody's if the securities exceed 5% of the Fund's net assets.

The Fund's average weighted maturity will be less than three years under normal circumstances.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

The Fund may trade its investments frequently in trying to achieve its investment goal.

THE MAIN RISKS OF INVESTING IN THE FUND
All mutual funds are affected by changes in the economy and swings in investment markets. These can occur within or outside the U.S. or worldwide, and may affect only particular companies or industries.


[SIDENOTE]
PRESERVATION OF CAPITAL
Preservation of capital means protecting the amount of money you invest in a fund. If a fund seeks to preserve capital, it will try to maintain a relatively stable share price so your investment is protected.

[SIDENOTE]
DEBT OBLIGATIONS
A debt obligation, such as a bond, represents a loan of money to the company, government or other entity that issued the bond. In return, the issuer has an obligation to make regular interest payments and to repay the original amount of the loan on a given date, known as the maturity date. A bond MATURES when it reaches its maturity date. Bonds usually have fixed interest rates, although some have rates that fluctuate based on market conditions and other factors.

In addition, the Fund carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities generally tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.

- CREDIT RISK - The value of debt securities also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's are considered to have speculative characteristics. Changes in the economy are more likely to affect the ability of the issuers of these securities to make payments of principal and interest than is the case with higher-rated securities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain debt securities held by the Fund, particularly asset-backed and mortgage-backed securities, to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign securities may be more volatile and less liquid than U.S. securities.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

- FREQUENT TRADING - Frequent trading of investments usually increases the chance that the Fund will pay investors short-term capital gains. These gains are taxable at higher rates than long-term capital gains. Frequent trading could also mean higher transaction costs, which could reduce the Fund's returns.

[SIDENOTE]
AVERAGE WEIGHTED MATURITY
Average weighted maturity gives you the average time until all debt obligations in a fund come due or MATURE. It is calculated by averaging the time to maturity of all debt obligations held by a fund with each maturity "weighted" according to the percentage of assets it represents.

[SIDENOTE]
DURATION
Duration is an approximate measure of the price sensitivity of a fund to changes in interest rates. Unlike maturity, which measures only the time until final payment, duration gives you the average time it takes to receive all expected cash flows (including interest payments, prepayments and final payments) on the debt obligations held by a fund.

HOW THE FUND HAS PERFORMED
The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past, both before and after taxes, doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS
The bar chart shows how the performance of Trust Shares has varied from year to year.

[CHART]

1992     5.81%
1993     6.41%
1994    -0.33%
1995    11.26%
1996     3.65%
1997     5.82%
1998     6.34%
1999     2.56%
2000     7.77%
2001     7.45%

[SIDENOTE]
BEST QUARTER
4.14% for the quarter ending September 30, 1992

WORST QUARTER
-0.72% for the quarter ending March 31, 1994

AVERAGE ANNUAL TOTAL RETURNS
The table shows the Fund's average annual total returns for the periods ended December 31, 2001, as compared to a broad-based market index. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                                                   SINCE
                                            1 YEAR     5 YEARS    10 YEARS     INCEPTION
------------------------------------------------------------------------------------------------------------
Trust Shares Before Taxes                    7.45%       5.97%       5.63%         5.63%  (12/30/91)

Trust Shares After Taxes on
Distributions                                5.29%       3.73%       3.48%         3.48%  (12/30/91)

Trust Shares After Taxes on
Distributions and Sale of Fund Shares        4.50%       3.65%       3.45%         3.45%  (12/30/91)

Lehman Brothers One to Three Year
Government Bond Index (reflects no
deduction for fees, expenses or taxes)       8.53%       6.64%       6.10%         6.10%  (since 12/31/91)

For current yield information, please call 1-877-289-4252.


[SIDENOTE]
The Lehman Brothers One to Three Year Government Bond Index is an unmanaged index which tracks the performance of short-term U.S. Government bonds.

FEES AND EXPENSES OF THE FUND
The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)

                                                                              TOTAL FUND
                             MANAGEMENT     DISTRIBUTION           OTHER       OPERATING
                                   FEES     (12b-1) FEES        EXPENSES        EXPENSES
----------------------------------------------------------------------------------------
Trust Shares                     0.75%(1)           None           0.25%        1.00%(1)

(1) The Adviser is waiving a portion of the Management fees so that such fees are expected to be 0.55%. Total Fund operating expenses after this waiver are expected to be 0.80%. This fee waiver may be revised or discontinued at any time.

EXAMPLE
This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

- you invest $10,000 for the periods shown
- you reinvest all dividends and distributions in the Fund
- you sell all your shares at the end of the periods shown
- your investment has a 5% return each year
- the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                            1 YEAR      3 YEARS    5 YEARS      10 YEARS
----------------------------------------------------------------------------------------
Trust Shares                                  $102         $318       $552        $1,225

[SIDENOTE]
PORTFOLIO MANAGER
The Fund's portfolio manager is Patrick Bresnehan, CFA, a Senior Vice President of the Adviser. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. He has managed the Fund since January 2002 and has been a member of the Fund's investment team since November 1997. Mr. Bresnehan, who has over 13 years of investment experience, has been with the Adviser since 1997. Prior to joining the Adviser, Mr. Bresnehan was a fixed income portfolio manager with Scudder, Stevens & Clark.

GALAXY INTERMEDIATE GOVERNMENT INCOME FUND


THE FUND'S INVESTMENT OBJECTIVE
The Fund seeks the highest level of current income consistent with prudent risk of capital.

THE FUND'S MAIN INVESTMENT STRATEGIES
The Fund normally invests at least 65% of its total assets in debt obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities. The Fund also invests in debt obligations of U.S. and foreign corporations, asset-backed and mortgage-backed securities and money market instruments, such as commercial paper and obligations of U.S. and foreign banks.

The Fund may from time to time invest in a limited amount of interest rate futures contracts. The Fund will use interest rate futures contracts, which may be considered derivatives, in an effort to manage the impact to the Fund of changes in interest rates.

In selecting portfolio securities for the Fund, the Adviser monitors and evaluates economic trends. It establishes duration targets and ranges of interest rates on bonds of various maturities, and determines the appropriate allocation of the Fund's investments among various market sectors.

Nearly all Fund investments will be of investment grade quality and will have one of the top three ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or will be unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded to below the minimum required rating. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by either S&P or Moody's if the securities exceed 5% of the Fund's net assets.

The Fund's average weighted maturity will be between three and ten years under normal circumstances.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

The Fund may trade its investments frequently in trying to achieve its investment goal.

THE MAIN RISKS OF INVESTING IN THE FUND
All mutual funds are affected by changes in the economy and swings in investment markets. These can occur within or outside the U.S. or worldwide, and may affect only particular companies or industries.


[SIDENOTE]
DERIVATIVES
A derivative is an investment whose value is based on or derived from the performance of other securities or interest or currency exchange rates or indices. Derivatives are considered to carry a higher degree of risk than other types of securities.

[SIDENOTE]
U.S. GOVERNMENT OBLIGATIONS
U.S. Government obligations are debt obligations issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities. U.S. Government obligations generally have less credit risk than other debt obligations.

In addition, the Fund carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities generally tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.

- CREDIT RISK - The value of debt securities also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain debt securities held by the Fund, particularly asset-backed and mortgage-backed securities, to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign securities may be more volatile and less liquid than U.S. securities.

- DERIVATIVES - The Fund may invest in derivatives such as interest rate futures contracts to adjust its exposure to interest rates. There is no guarantee this strategy will always work. Interest rates may move in the direction opposite to that anticipated, in which case the strategy will have the reverse effect. The Fund may increase or lessen its sensitivity to changes in interest rates through this strategy, which will impact return. Due to their structure, a small percentage of Fund assets invested in derivatives can have a disproportionately larger impact on the Fund.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

- FREQUENT TRADING - Frequent trading of investments usually increases the chance that the Fund will pay investors short-term capital gains. These gains are taxable at higher rates than long-term capital gains. Frequent trading could also mean higher transaction costs, which could reduce the Fund's returns.

HOW THE FUND HAS PERFORMED
The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past, both before and after taxes, doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS
The bar chart shows how the performance of Trust Shares has varied from year to year.

1992     7.11%
1993     5.58%
1994    -3.70%
1995    16.01%
1996     2.05%
1997     8.12%
1998     8.62%
1999    -1.72%
2000    11.74%
2001     7.74%

[SIDENOTE]
BEST QUARTER
6.13% for the quarter ending September 30, 1992

WORST QUARTER
-2.90% for the quarter ending March 31, 1994

AVERAGE ANNUAL TOTAL RETURNS
The table shows the Fund's average annual total returns for the periods ended December 31, 2001, as compared to broad-based market indices. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                                                         SINCE
                                              1 YEAR     5 YEARS    10 YEARS         INCEPTION
---------------------------------------------------------------------------------------------------------------------
Trust Shares Before Taxes                      7.74%       6.80%       6.00%             7.18%  (9/1/88)

Trust Shares After Taxes
on Distributions                               5.48%       4.38%       3.54%             4.69%  (9/1/88)

Trust Shares After Taxes on
Distributions and Sale of Fund Shares          4.67%       4.23%       3.57%             4.64%  (9/1/88)

Lehman Brothers Intermediate
Government/Credit Bond Index
(reflects no deduction for fees,
expenses or taxes)                             8.96%       7.10%       6.81%             8.00%   (since 8/31/88)

Lehman Brothers Aggregate Bond
Index (reflects no deduction for
fees, expenses or taxes)                       8.44%       7.43%       7.23%             8.58%  (since 8/31/88)

For current yield information, please call 1-877-289-4252.


[SIDENOTE]
The Lehman Brothers Intermediate Government/Credit Bond Index is an unmanaged index which tracks the performance of intermediate-term U.S. Government and corporate bonds.

[SIDENOTE]
The Lehman Brothers Aggregate Bond Index is an unmanaged index made up of the Lehman Brothers Government/Credit Bond Index, its Mortgage Backed Securities Index and its Asset Backed Securities Index.

FEES AND EXPENSES OF THE FUND
The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)

                                                                                  TOTAL FUND
                               MANAGEMENT     DISTRIBUTION           OTHER         OPERATING
                                     FEES     (12b-1) FEES        EXPENSES          EXPENSES
--------------------------------------------------------------------------------------------
Trust Shares                     0.75%(1)             None           0.15%          0.90%(1)

(1) The Adviser is waiving a portion of the Management fees so that such fees are expected to be 0.54%. Total Fund operating expenses after this waiver are expected to be 0.69%. This fee waiver may be revised or discontinued at any time.

EXAMPLE
This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

- you invest $10,000 for the periods shown
- you reinvest all dividends and distributions in the Fund
- you sell all your shares at the end of the periods shown
- your investment has a 5% return each year
- the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                            1 YEAR      3 YEARS    5 YEARS      10 YEARS
----------------------------------------------------------------------------------------
Trust Shares                                   $92         $287       $498        $1,108

[SIDENOTE]
PORTFOLIO MANAGER
The Fund's portfolio manager is Marie M. Schofield, CFA, a Senior Vice President of the Adviser. She's primarily responsible for the day-to-day management of the Fund's investment portfolio. Ms. Schofield, who has over 20 years of investment experience, has been with the Adviser since 1990 and served as a Vice President and Manager of Fixed Income Investments until February 1999. She has managed the Fund since December 1996.

GALAXY HIGH QUALITY BOND FUND


THE FUND'S INVESTMENT OBJECTIVE
The Fund seeks a high level of current income consistent with prudent risk of capital.

THE FUND'S MAIN INVESTMENT STRATEGIES
The Fund invests primarily in obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities, as well as in U.S. and foreign corporate debt obligations, such as notes and bonds. The Fund also invests in asset-backed and mortgage-backed securities and in money market instruments, such as commercial paper and obligations of U.S. and foreign banks.

The Fund may from time to time invest in a limited amount of interest rate futures contracts. The Fund will use interest rate futures contracts, which may be considered derivatives, in an effort to manage the impact to the Fund of changes in interest rates.

In selecting portfolio securities for the Fund, the Adviser monitors and evaluates economic trends. It establishes duration targets and ranges of interest rates on bonds of various maturities, and determines the appropriate allocation of the Fund's investments among various market sectors.

Nearly all Fund investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or are unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in high quality securities that have one of the top two ratings assigned by S&P or Moody's, or unrated securities determined by the Adviser to be of comparable quality. High quality securities tend to pay less income than lower-rated securities. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by either S&P or Moody's if the securities exceed 5% of the Fund's net assets.

The Fund's average weighted maturity will vary from time to time depending on current market and economic conditions and the Adviser's assessment of probable changes in interest rates.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

The Fund may trade its investments frequently in trying to achieve its investment goal.

THE MAIN RISKS OF INVESTING IN THE FUND
All mutual funds are affected by changes in the economy and swings in investment markets. These can occur within or outside the U.S. or worldwide, and may affect only particular companies or industries.

In addition, the Fund carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities generally tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.

- CREDIT RISK - The value of debt securities also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's are considered to have speculative characteristics. Changes in the economy are more likely to affect the ability of the issuers of these securities to make payments of principal and interest than is the case with higher-rated securities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain debt securities held by the Fund, particularly asset-backed and mortgage-backed securities, to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign securities may be more volatile and less liquid than U.S. securities.

- DERIVATIVES - The Fund may invest in derivatives such as interest rate futures contracts to adjust its exposure to interest rates. There is no guarantee this strategy will always work. Interest rates may move in the direction opposite to that anticipated, in which case the strategy will have the reverse effect. The Fund may increase or lessen its sensitivity to changes in interest rates through this strategy, which will impact return. Due to their structure, a small percentage of Fund assets invested in derivatives can have a disproportionately larger impact on the Fund.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

- FREQUENT TRADING - Frequent trading of investments usually increases the chance that the Fund will pay investors short-term capital gains. These gains are taxable at higher rates than long-term capital gains. Frequent trading could also mean higher transaction costs, which could reduce the Fund's returns.

HOW THE FUND HAS PERFORMED
The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past, both before and after taxes, doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS
The bar chart shows how the performance of Trust Shares has varied from year to year.

[CHART]

1992     6.77%
1993    12.81%
1994    -6.43%
1995    21.41%
1996     1.59%
1997     9.23%
1998     9.42%
1999    -3.99%
2000    12.88%
2001     7.53%


[SIDENOTE]
BEST QUARTER
7.59% for the quarter ending June 30, 1995

WORST QUARTER
-3.85% for the quarter ending March 31, 1994

AVERAGE ANNUAL TOTAL RETURNS
The table shows the Fund's average annual total returns for the periods ended December 31, 2001, as compared to a broad-based market index. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                                                SINCE
                                            1 YEAR   5 YEARS   10 YEARS     INCEPTION
-------------------------------------------------------------------------------------------------------
Trust Shares Before Taxes                    7.53%     6.85%      6.83%         7.56% (12/14/90)

Trust Shares After Taxes on
Distributions                                5.24%     4.45%      4.26%         4.97% (12/14/90)

Trust Shares After Taxes on
Distributions and Sale of Fund Shares        4.55%     4.29%      4.21%         4.85% (12/14/90)

Lehman Brothers
Government/Credit Bond Index
(reflects no deduction for fees,
expenses or taxes)                           8.50%     7.37%      7.27%         8.13% (since 11/30/90)

For current yield information, please call 1-877-289-4252.


[SIDENOTE]
The Lehman Brothers Government/Credit Bond Index is an unmanaged index which tracks the performance of U.S. Government and corporate bonds rated investment grade or better, with maturities of at least one year.

FEES AND EXPENSES OF THE FUND
The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)

                                                                                TOTAL FUND
                               MANAGEMENT     DISTRIBUTION           OTHER       OPERATING
                                     FEES     (12b-1) FEES        EXPENSES        EXPENSES
------------------------------------------------------------------------------------------
Trust Shares                     0.75%(1)             None           0.19%           0.94%

(1) The Adviser is waiving a portion of the Management fees so that such fees are expected to be 0.53%. Total Fund operating expenses after this waiver are expected to be 0.72%. This fee waiver may be revised or discontinued at any time.

EXAMPLE
This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

- you invest $10,000 for the periods shown
- you reinvest all dividends and distributions in the Fund
- you sell all your shares at the end of the periods shown
- your investment has a 5% return each year
- the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                            1 YEAR      3 YEARS     5 YEARS     10 YEARS
----------------------------------------------------------------------------------------
Trust Shares                                   $96         $300        $520       $1,155

[SIDENOTE]
PORTFOLIO MANAGER
The Fund's portfolio manager is Marie M. Schofield, CFA, a Senior Vice President of the Adviser. She's primarily responsible for the day-to-day management of the Fund's investment portfolio. Ms. Schofield, who has over 20 years of investment experience, has been with the Adviser since 1990 and served as a Vice President and Manager of Fixed Income Investments until February 1999. She has managed the Fund since December 1996.

GALAXY CORPORATE BOND FUND


THE FUND'S INVESTMENT OBJECTIVE
The Fund seeks a high level of current income.

THE FUND'S MAIN INVESTMENT STRATEGIES
The Fund normally invests at least 65% of its total assets in corporate debt obligations. These include obligations that are issued by U.S. and foreign business corporations and obligations issued by agencies, instrumentalities or authorities that are organized as corporations by the U.S., by states or political subdivisions of the U.S., or by foreign governments or political subdivisions. The Fund also invests in obligations issued or guaranteed by U.S. or foreign governments, their agencies or instrumentalities, asset-backed and mortgage-backed securities and money market instruments, such as commercial paper and obligations of U.S. and foreign banks.

In selecting portfolio securities for the Fund, the Adviser monitors and evaluates economic trends. It establishes duration targets and ranges of interest payments on bonds of various maturities, and determines the appropriate allocation of the Fund's assets among various market sectors.

Nearly all Fund investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or are unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by either S&P or Moody's if the securities exceed 5% of the Fund's net assets.

The Fund's average weighted maturity will be between three and ten years under normal circumstances.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

The Fund may trade its investments frequently in trying to achieve its investment goal.

THE MAIN RISKS OF INVESTING IN THE FUND
All mutual funds are affected by changes in the economy and swings in investment markets. These can occur within or outside the U.S. or worldwide, and may affect only particular companies or industries.

In addition, the Fund carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities generally tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.

- CREDIT RISK - The value of debt securities also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of issuers of these securities to make payments of principal and interest than is the case with higher-rated securities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain debt securities held by the Fund, particularly asset-backed and mortgage-backed securities, to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign securities may be more volatile and less liquid than U.S. securities.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

- FREQUENT TRADING - Frequent trading of investments usually increases the chance that the Fund will pay investors short-term capital gains. These gains are taxable at higher rates than long-term capital gains. Frequent trading could also mean higher transaction costs, which could reduce the Fund's returns.

HOW THE FUND HAS PERFORMED
The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past, both before and after taxes, doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS
The bar chart shows how the performance of Trust Shares Fund has varied from year to year.

[CHART]

1995    15.91%
1996     3.10%
1997     8.13%
1998     8.18%
1999    -1.83%
2000    10.11%
2001     8.08%

[SIDENOTE]
BEST QUARTER
5.50% for the quarter ending June 30, 1995

WORST QUARTER
-1.50% for the quarter ending March 31, 1996

AVERAGE ANNUAL TOTAL RETURNS
The table shows the Fund's average annual total returns for the periods ended December 31, 2001, as compared to a broad-based market index. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                                      SINCE
                                           1 YEAR     5 YEARS     INCEPTION
-------------------------------------------------------------------------------------------------
Trust Shares Before Taxes                   8.08%       6.45%         7.28%  (12/12/94)

Trust Shares After Taxes
on Distributions                            5.75%       3.97%         4.69%  (12/12/94)

Trust Shares After Taxes
on Distributions and Sale of
Fund Shares                                 4.88%       3.91%         4.55%  (12/12/94)

Lehman Brothers Intermediate
Government/Credit Bond Index
(reflects no deduction for fees,
expenses or taxes)                          8.96%       7.10%         7.75%  (since 11/30/94)

For current yield information, please call 1-877-289-4252.


[SIDENOTE]
The Lehman Brothers Intermediate Government/Credit Bond Index is an unmanaged index which tracks the performance of intermediate-term U.S. Government and corporate bonds.

FEES AND EXPENSES OF THE FUND
The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)

                                                                              TOTAL FUND
                             MANAGEMENT     DISTRIBUTION           OTHER       OPERATING
                                   FEES     (12b-1) FEES        EXPENSES        EXPENSES
----------------------------------------------------------------------------------------
Trust Shares                   0.75%(1)             None           0.22%        0.97%(1)

(1) The Adviser is waiving a portion of the Management fees so that such fees are expected to be 0.55%. Total Fund operating expenses after this waiver are expected to be 0.77%. This fee waiver may be revised or discontinued at any time.

EXAMPLE
This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

- you invest $10,000 for the periods shown
- you reinvest all dividends and distributions in the Fund
- you sell all your shares at the end of the periods shown
- your investment has a 5% return each year
- the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                                            1 YEAR      3 YEARS     5 YEARS     10 YEARS
-------------------------------------------------------------------------------------------------
Trust Shares                                   $99         $309        $536       $1,190

[SIDENOTE]
PORTFOLIO MANAGER
The Fund's portfolio manager is David Lindsay, CFA, a Senior Vice President of the Adviser since 1992. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Lindsay has managed the Fund since it began operations in 1994. He has been with the Adviser and its predecessors since 1986.

ADDITIONAL INFORMATION ABOUT RISK



The main risks associated with an investment in each of the Galaxy Taxable Bond Funds have been described above. The following supplements that discussion.

TEMPORARY DEFENSIVE POSITIONS
Under unusual market conditions, each Fund may hold uninvested cash (which will not earn any income) and invest without limit in money market instruments, including short-term U.S. Government securities. This strategy could prevent a Fund from achieving its investment objective.

OTHER TYPES OF INVESTMENTS
This prospectus describes each Fund's main investment strategies and the particular types of securities in which each Fund mainly invests. Each Fund may, from time to time, pursue other investment strategies and make other types of investments in support of its overall investment goal. These supplemental investment strategies, which are not considered to be main investment strategies of the Funds - and the risks involved - are described in detail in the Statement of Additional Information (SAI), which is referred to on the back cover of this prospectus.

INVESTOR GUIDELINES


The table below provides information as to which type of investor might want to invest in each of the Galaxy Taxable Bond Funds. It's meant as a general guide only. Consult your financial adviser to help you decide which Fund is right for you.

              GALAXY FUND                MAY BE BEST SUITED FOR INVESTORS WHO...
              ------------------------------------------------------------------
              Galaxy Short-Term          - want current income greater than that
              Bond Fund                    normally provided by a money market
                                           fund

                                         - want less change in the value of
                                           their investment than is normally
                                           associated with long-term funds

              Galaxy Intermediate        - want current income
              Government Income
              Fund                       - want the extra margin of safety
                                           associated with U.S. Government
                                           securities

                                         - can accept fluctuations in price and
                                           yield

              Galaxy High Quality        - want current income
              Bond Fund
                                         - want the added safety associated with
                                           bonds with lower credit risk than
                                           other debt securities

                                         - can accept fluctuations in price and
                                           yield

              Galaxy Corporate           - want current income from corporate
              Bond Fund                    debt securities

                                         - can accept fluctuations in price and
                                           yield

FUND MANAGEMENT

ADVISER
The Adviser, an indirect wholly-owned subsidiary of FleetBoston Financial Corporation, was established in 1984 and has its main office at 100 Federal Street, Boston, Massachusetts 02110. The Adviser also provides investment management and advisory services to individual and institutional clients and manages the other Galaxy investment portfolios. As of December 31, 2001, the Adviser managed over $166 billion in assets.

The Adviser, subject to the general supervision of Galaxy's Board of Trustees, manages each Fund in accordance with its investment objective and policies, makes decisions with respect to and places orders for all purchases and sales of portfolio securities, and maintains related records.

ALLOCATION OF ORDERS FOR PORTFOLIO SECURITIES
The Adviser may allocate orders for the purchase and sale of portfolio securities to certain financial institutions, including those that are affiliated with the Adviser or that have sold shares of the Funds, to the extent permitted by law or by order of the Securities and Exchange Commission. The Adviser will allocate orders to such institutions only if it believes that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.

MANAGEMENT FEES
The management fees paid to the Adviser by the Funds during the last fiscal year are set forth below.

                                               MANAGEMENT FEE
FUND                             AS A % OF AVERAGE NET ASSETS
-------------------------------------------------------------
Short-Term Bond Fund                                    0.51%

Intermediate Government
Income Fund                                             0.55%

High Quality Bond Fund                                  0.54%

Corporate Bond Fund                                     0.55%

SUB-ACCOUNT SERVICES
Affiliates of the Adviser and certain other parties may receive fees from Galaxy's transfer agent for providing certain sub-accounting and administrative services to participant sub-accounts with respect to Trust Shares of the Funds held by defined contribution plans. The transfer agency fees payable by Trust Shares of the Funds have been increased by an amount equal to these fees, so that the holders of Trust Shares indirectly bear these fees.

HOW TO INVEST IN THE FUNDS



BUYING AND SELLING SHARES
Trust Shares of the Funds are available for purchase by the following types of investors:

- Investors maintaining a qualified account at a bank or trust institution, including subsidiaries of FleetBoston Financial Corporation
- Participants in employer-sponsored defined contribution plans.

Qualified accounts include discretionary investment management accounts, custodial accounts, agency accounts and different types of tax-advantaged accounts. Your institution can provide more information about which types of accounts are eligible.

In addition to the above types of investors, Trust Shares of the Corporate Bond Fund are also available for purchase by:

- customers of financial institutions, such as broker-dealers, banks, and savings and loan associations, including financial institutions affiliated with the Adviser
- investors purchasing shares directly from Galaxy's distributor.

You can buy and sell Trust Shares of the Funds on any business day. For customers of financial institutions (including customers maintaining qualified accounts) and participants in employer-sponsored plans, a business day is any day that the New York Stock Exchange, the Federal Reserve Bank of New York, the principal bond markets (as recommended by the Bond Market Association) and your financial institution or employer-sponsored plan are open for business. For investors purchasing shares directly from Galaxy's distributor, a business day is any day that the New York Stock Exchange, the Federal Reserve Bank of New York and the principal bond markets (as recommended by the Bond Market Association) are open. These entities are generally open every Monday through Friday, except national holidays.

The price at which you buy shares is the net asset value (NAV) per share next determined after your order is accepted. The price at which you sell shares is the NAV per share next determined after receipt of your order. NAV is determined on each day the New York Stock Exchange, the Federal Reserve Bank of New York and the principal bond markets (as recommended by the Bond Market Association) are open at the close of regular trading on the New York Stock Exchange that day (usually 4:00 p.m. Eastern time).

If market prices are readily available for securities owned by the Funds, they're valued at those prices. If market prices are not readily available for some securities, they are valued at fair value under the supervision of Galaxy's Board of Trustees.

Sometimes, the price of a security trading on a foreign stock exchange may be affected by events that happen after that exchange closes. If this happens, the fair value of the security may be determined using other factors


[SIDENOTE]
NET ASSET VALUE
The price you pay for your shares is based on the net asset value per share
(NAV). It's the value of a Fund's assets attributable to Trust Shares, minus the value of the Fund's liabilities attributable to Trust Shares, divided by the number of Trust Shares held by investors.

and may not reflect the security's last quoted price. In addition, foreign securities may trade on days when shares of the Funds are not priced. As a result, the net asset value per share of a Fund holding these securities may change on days when you won't be able to buy or sell Fund shares.

HOW TO BUY SHARES
If you are a customer of a financial institution (including a customer who maintains a qualified account) or a participant in an employer-sponsored plan, you can buy Trust Shares by following the procedures established by your financial institution or your employer-sponsored plan. Your financial institution or plan administrator is responsible for sending your order to Galaxy's distributor and wiring payments to Galaxy's custodian. The financial institution or employer-sponsored plan holds the shares in your name and receives all confirmations of purchases and sales.

You can also buy Trust Shares of the Corporate Bond Fund directly from Galaxy's distributor in any of the following ways:

BUYING BY MAIL
Complete an account application and mail it, together with a check payable to the Galaxy Corporate Bond Fund, to:

The Galaxy Fund
P.O. Box 6520
Providence, RI  02940-6520

To make additional investments, send your check to the address above along with one of the following:

- The detachable form that's included with your Galaxy statement or your confirmation of a prior transaction
- A letter stating the amount of your investment, the name of the Fund and your account number.

If your check is returned because of insufficient funds, Galaxy will cancel your order.

BUYING BY WIRE
To make an initial or additional investment by wire, send U.S. funds through the Federal Reserve System to Fleet National Bank as agent for Galaxy's distributor. You should wire money and registration instructions to:

Fleet National Bank
100 Federal Street
Boston, MA  02110
ABA #0110-0013-8
DDA #79673-5702
Ref:  The Galaxy Fund
(Account number)
(Account registration)

Before making an initial investment by wire, you must complete an account application and send it to The Galaxy Fund, P.O. Box 6520, Providence,


[SIDENOTE]
INVESTMENT MINIMUMS
Galaxy does not have any minimum investment requirements for initial or additional investments in Trust Shares, but financial institutions and employer-sponsored plans may. They may also require you to maintain a minimum account balance.

RI 02940-6520. Your order will not be effected until the completed account application is received by Galaxy. Call Galaxy's distributor at 1-877-289-4252 for an account application.

Your financial institution may charge you a fee for sending funds by wire.

HOW TO SELL SHARES
If you are a customer of a financial institution (including a customer who maintains a qualified account) or a participant in an employer-sponsored plan, you can sell Trust Shares by following the procedures established by your financial institution or your employer-sponsored plan. Your financial institution or plan administrator is responsible for sending your order to Galaxy's distributor and for crediting your account with the proceeds. Galaxy doesn't charge for wiring the proceeds, but your financial institution or employer-sponsored plan may do so. Contact your financial institution or plan administrator for more information.

You can also sell Trust Shares of the Corporate Bond Fund directly through Galaxy's distributor in any of the following ways:

SELLING BY MAIL
Send your request in writing to:

The Galaxy Fund
P.O. Box 6520
Providence, RI  02940-6520

You must include the following:

- The name of the Fund
- The number of shares or the dollar amount you want to sell
- Your account number
- Your Social Security number or tax identification number
- The signatures of each registered owner of the account (the signatures must match the names on the account registration).

Additional documents may be required for certain types of shareholders, such as corporations, partnerships, executors, trustees, administrators or guardians.


[SIDENOTE]
SIGNATURE GUARANTEES
When selling your shares either by mail or by phone, you must have your signature guaranteed if:

- you're selling shares worth more than $50,000,
- you want Galaxy to send your money to an address other than the address on your account, unless your assets are transferred to a successor custodian,
- you want Galaxy to send your money to the address on your account that's changed within the last 30 days, or
- you want Galaxy to make the check payable to someone else.

Your signature must be guaranteed by a bank that's a member of the FDIC, a trust company, a member firm of a national securities exchange or any other eligible institution. A notarized signature is not sufficient.

SELLING BY PHONE
You can sell shares by calling Galaxy's distributor at 1-877-289-4252 unless you tell Galaxy on the account application or in writing that you don't want this privilege. If you have difficulty getting through to Galaxy because of unusual market conditions, consider selling your shares by mail or wire.


SELLING BY WIRE
Notify Galaxy's distributor by phone or wire that you wish to sell shares and have the sale proceeds wired to your account at any financial institution in the U.S. To be eligible to use this privilege, you must complete the appropriate section on the account application or notify Galaxy in writing (with a signature guarantee). Your sale proceeds must be more than $1,000.

The sale proceeds must be paid to the same bank and account you named on your application or in your written instructions.


OTHER TRANSACTION POLICIES
If you purchased your shares through a financial institution or employer-sponsored plan and Galaxy doesn't receive full payment for your order to buy shares by 4:00 p.m. on the next business day, Galaxy won't accept your order. Galaxy will advise your financial institution or plan administrator if this happens.

If you purchased shares directly from Galaxy's distributor and Galaxy doesn't receive full payment for your order to buy shares within three business days of the order date, Galaxy won't accept your order. Galaxy will advise you if this happens and return any payment it may eventually receive.

Galaxy may reject any order to buy shares. Galaxy doesn't issue a certificate when you buy shares but it does keep a record of shares issued to investors.

Galaxy may refuse your order to sell shares by wire or telephone if it believes it is advisable to do so. Galaxy may change or cancel the procedures for selling or exchanging shares by wire or telephone at any time without notice.

If you purchased your shares directly from Galaxy's distributor and you sell your shares by telephone, you may be responsible for any fraudulent telephone orders as long as Galaxy has taken reasonable precautions to verify your identity, such as requesting information about the way in which your account is registered or about recent transactions in your account.

If you sell your shares through a financial institution or employer-sponsored plan, sales proceeds are normally wired to your financial institution or plan administrator on the next business day. If you sell your shares directly through Galaxy's distributor, sales proceeds are normally sent to you within three business days. In each case, Galaxy reserves the right to send sales proceeds within seven days if sending proceeds earlier could adversely affect a Fund.

Galaxy may ask for any information it might reasonably need to make sure that you've authorized a sale of shares.

Galaxy may close any account after 60 days' written notice if the value of the account drops below $250 as a result of selling shares.

DIVIDENDS, DISTRIBUTIONS AND TAXES

DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS
Each Fund declares any dividends from net investment income daily and pays them monthly. Each Fund pays any net capital gains at least once a year. It is expected that the Funds' annual distributions will normally - but not always - consist primarily of ordinary income rather than capital gains. Dividends and distributions are paid in cash unless you tell your financial institution or plan administrator in writing or, if you purchased your shares directly from Galaxy's distributor, you indicate on the account application or in a letter to Galaxy that you want to have dividends and distributions reinvested in additional shares.


FEDERAL TAXES
Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income, including its net capital gain (the excess of long-term capital gain over short-term capital loss). Distributions attributable to the net capital gain of a Fund will be taxable to you as long-term capital gain, regardless of how long you have held your shares. Other Fund distributions will generally be taxable as ordinary income. You will be subject to federal income tax on these distributions regardless of whether they are paid in cash or reinvested in additional shares. You will be notified annually of the tax status of distributions to you.

You should note that if you purchase shares just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."

You will recognize taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange for shares of another Fund, based on the difference between your tax basis in the shares and the amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held shares.) Generally, this gain or loss will be long-term or short-term depending on whether your holding period for the shares exceeds 12 months, except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares.

Any loss realized on a sale or redemption of shares of a Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other shares of the Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of the Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

The one major exception to these tax principles is that distributions on, and sales, exchanges and redemptions of shares held in an IRA (or other tax-qualified plan) will not be currently taxable.


STATE AND LOCAL TAXES
Shareholders may also be subject to state and local taxes on distributions, redemptions and exchanges. State income taxes may not apply, however, to the portions of each Fund's distributions, if any, that are attributable to interest on U.S. Government securities or on securities of a particular state, its agencies or municipalities.


MISCELLANEOUS
The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

HOW TO REACH GALAXY



If you purchased your shares directly from Galaxy's distributor, you can reach Galaxy in any of the following ways:


GALAXY SHAREHOLDER SERVICES
Call Galaxy's distributor at 1-877-289-4252, Monday through Friday, 8 a.m. to 6 p.m. (Eastern time) for help from a Galaxy representative.


INVESTCONNECT
InvestConnect is Galaxy's shareholder voice response system. Call 1-877-289-4252 from any touch-tone phone for automated access to account information and current Fund prices and performance, or to place orders to sell or exchange shares. It's available 24 hours a day, seven days a week.

If you live outside the United States, you can contact Galaxy by calling 1-508-871-4121.


THE INTERNET
Please visit Galaxy's Web site at:
www.galaxyfunds.com


[SIDENOTE]
HEARING IMPAIRED
Galaxy also offers a TDD service for the hearing impaired. Just call 1-800-696-6515, 24 hours a day, seven days a week.

FINANCIAL HIGHLIGHTS


The financial highlights tables on the following pages will help you understand the financial performance for the Funds' Trust Shares for the past five years. Certain information reflects the financial performance of a single Trust Share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in Trust Shares of each Fund, assuming all dividends and distributions were reinvested. The information for the fiscal years ended October 31, 2001, 2000 and 1999 has been audited by Ernst & Young LLP, independent auditors, whose report, along with the Funds' financial statements, are included in the Funds' Annual Report dated October 31, 2001 and are incorporated by reference into the SAI. The Annual Report and SAI are available free of charge upon request. The information for the fiscal years ended October 31, 1998 and 1997 was audited by Galaxy's former auditors.

GALAXY SHORT-TERM BOND FUND
(For a share outstanding throughout each period)

                                                                          YEARS ENDED OCTOBER 31,
                                                         --------------------------------------------------------
                                                            2001        2000        1999       1998       1997
-------------------------------------------------------  ----------  ----------  ----------  ---------  ---------
                                                                                TRUST SHARES
                                                         --------------------------------------------------------
Net asset value, beginning of period                       $9.86        $9.86      $10.10     $10.01      $9.99

INCOME FROM INVESTMENT OPERATIONS:
   Net investment income(1)                                 0.53(2)      0.54(2)     0.51       0.54       0.54

   Net realized and unrealized gain (loss)
   on investments                                           0.42         0.03       (0.25)      0.11       0.02
-------------------------------------------------------  ----------  ----------  ----------  ---------  ---------

Total from investment operations                            0.95         0.57        0.26       0.65       0.56

LESS DIVIDENDS:
   Dividends from net investment income                    (0.54)       (0.57)      (0.50)    ( 0.56)     (0.54)

   Dividends from net realized capital gains                  --           --          --         --         --
-------------------------------------------------------  ----------  ----------  ----------  ---------  ---------

Total dividends                                            (0.54)       (0.57)      (0.50)     (0.56)     (0.54)

Net increase (decrease) in net asset value                  0.41           --       (0.24)      0.09       0.02

Net asset value, end of period                            $10.27        $9.86       $9.86     $10.10     $10.01
=======================================================  ==========  ==========  ==========  =========  =========

Total return                                                9.89%        6.04%       2.67%      6.68%      5.77%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of period (in 000s)                  $100,136      $83,876     $31,438    $38,071    $49,837

RATIOS TO AVERAGE NET ASSETS:
   Net investment income including
   reimbursement/waiver                                     5.31%        5.56%       5.10%      5.33%      5.43%

   Operating expenses including reimbursement/waiver        0.75%        0.81%       0.86%      0.85%      0.86%

   Operating expenses excluding reimbursement/waiver        1.00%        1.04%       1.06%      1.05%      1.07%

Portfolio turnover rate                                      108%         110%        151%       133%       173%

(1) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Trust Shares for the years ended October 31, 2001, 2000, 1999, 1998 and 1997 were $0.51(2), $0.52(2), $0.49, $0.52 and $0.52, respectively.

(2) The selected per share data was calculated using the weighted average shares outstanding method for the period.

GALAXY INTERMEDIATE GOVERNMENT INCOME FUND
(For a share outstanding throughout each period)

                                                                          YEARS ENDED OCTOBER 31,
                                                         --------------------------------------------------------
                                                            2001        2000        1999        1998       1997
-------------------------------------------------------  ----------  ----------  ----------  ---------  ---------
                                                                                TRUST SHARES
                                                         --------------------------------------------------------
Net asset value, beginning of period                       $9.95        $9.85      $10.50     $10.18     $10.06

INCOME FROM INVESTMENT OPERATIONS:
   Net investment income(1)                                 0.57         0.58(2)     0.56       0.59       0.62

   Net realized and unrealized gain (loss)
   on investments                                           0.77         0.11       (0.65)      0.35       0.12
-------------------------------------------------------  ----------  ----------  ----------  ---------  ---------

Total from investment operations                            1.34         0.69       (0.09)      0.94       0.74

LESS DIVIDENDS:
   Dividends from net investment income                    (0.57)       (0.59)      (0.56)     (0.62)     (0.62)

   Dividends from net realized capital gains                  --           --          --         --         --
-------------------------------------------------------  ----------  ----------  ----------  ---------  ---------

Total dividends                                            (0.57)       (0.59)      (0.56)     (0.62)     (0.62)

Net increase (decrease) in net asset value                  0.77         0.10       (0.65)      0.32       0.12

Net asset value, end of period                            $10.72        $9.95       $9.85     $10.50     $10.18
=======================================================  ==========  ==========  ==========  =========  =========

Total return                                               13.84%        7.29%      (0.86)%     9.52%      7.63%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of period (in 000s)                  $497,790     $451,501    $234,880   $239,763   $209,215

RATIOS TO AVERAGE NET ASSETS:
   Net investment income including
   reimbursement/waiver                                     5.50%        5.90%       5.53%      5.77%      6.19%

   Operating expenses including reimbursement/waiver        0.70%        0.70%       0.72%      0.73%      0.74%

   Operating expenses excluding reimbursement/waiver        0.90%        0.90%       0.92%      0.93%      0.94%

Portfolio turnover rate                                       86%          99%        184%       205%       128%

(1) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Trust Shares for the years ended October 31, 2001, 2000, 1999, 1998 and 1997 were $0.55, $0.40(2), $0.54, $0.57 and $0.60, respectively.

(2) The selected per share data was calculated using the weighted average shares outstanding method for the period.

GALAXY HIGH QUALITY BOND FUND
(For a share outstanding throughout each period)

                                                                          YEARS ENDED OCTOBER 31,
                                                         --------------------------------------------------------
                                                            2001        2000        1999        1998       1997
-------------------------------------------------------  ----------  ----------  ----------  ---------  ---------
                                                                                TRUST SHARES
                                                         --------------------------------------------------------
Net asset value, beginning of period                      $10.35       $10.25      $11.20     $10.70     $10.47

INCOME FROM INVESTMENT OPERATIONS:
   Net investment income(1)                                 0.60         0.61        0.58       0.59       0.61

   Net realized and unrealized gain (loss)
   on investments                                           0.88         0.11       (0.86)      0.50      (0.23)
-------------------------------------------------------  ----------  ----------  ----------  ---------  ---------

Total from investment operations                            1.48         0.72       (0.28)      1.09       0.84

LESS DIVIDENDS:
   Dividends from net investment income                    (0.60)       (0.62)      (0.58)     (0.59)     (0.61)

   Dividends from net realized capital gains                  --           --       (0.09)        --         --
-------------------------------------------------------  ----------  ----------  ----------  ---------  ---------

Total dividends                                            (0.60)       (0.62)      (0.67)     (0.59)     (0.61)

Net increase (decrease) in net asset value                  0.88         0.10       (0.95)      0.50       0.23

Net asset value, end of period                            $11.23       $10.35      $10.25     $11.20     $10.70
=======================================================  ==========  ==========  ==========  =========  =========

Total return                                               14.73%        7.27%      (2.52)%    10.50%      8.36%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of period (in 000s)                  $831,727     $558,789    $237,772   $217,143   $182,398

RATIOS TO AVERAGE NET ASSETS:
   Net investment income including
   reimbursement/waiver                                     5.55%        5.99%       5.46%      5.43%      5.88%

   Operating expenses including reimbursement/waiver        0.73%        0.78%       0.84%      0.87%      0.87%

   Operating expenses excluding reimbursement/waiver        0.94%        0.99%       1.04%      1.07%      1.09%

Portfolio turnover rate                                      131%         104%        226%       253%       182%

(1) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Trust Shares for the years ended October 31, 2001, 2000, 1999, 1998 and 1997 were $0.58, $0.59, $0.56, $0.56 and $0.59, respectively.

GALAXY CORPORATE BOND FUND
(For a share outstanding throughout each period)

                                                                         YEARS ENDED OCTOBER 31,
                                                         --------------------------------------------------------
                                                            2001        2000        1999        1998       1997
-------------------------------------------------------  ----------  ----------  ----------  ---------  ---------
                                                                                TRUST SHARES
                                                         --------------------------------------------------------
Net asset value, beginning of period                      $10.14       $10.22      $10.90     $10.63     $10.53

INCOME FROM INVESTMENT OPERATIONS:
   Net investment income(1)                                 0.60         0.61        0.59       0.62       0.66

   Net realized and unrealized gain (loss)
   on investments                                           0.78        (0.05)      (0.68)      0.30       0.11
-------------------------------------------------------  ----------  ----------  ----------  ---------  ---------

Total from investment operations                            1.38         0.56       (0.09)      0.92       0.77

LESS DIVIDENDS:
   Dividends from net investment income                    (0.60)       (0.64)      (0.59)    ( 0.65)     (0.66)

   Dividends from net realized capital gains                  --           --          --         --      (0.01)
-------------------------------------------------------  ----------  ----------  ----------  ---------  ---------

Total dividends                                            (0.60)       (0.64)      (0.59)     (0.65)     (0.67)

Net increase (decrease) in net asset value                  0.78        (0.08)      (0.68)      0.27       0.10

Net asset value, end of period                            $10.92       $10.14      $10.22     $10.90     $10.63
=======================================================  ==========  ==========  ==========  =========  =========

Total return                                               13.99%        5.69%      (0.82)%     8.96%      7.56%

RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of period (in 000s)                  $122,039      $89,600     $79,382    $83,565    $91,728

RATIOS TO AVERAGE NET ASSETS:
   Net investment income including
   reimbursement/waiver                                     5.70%        6.01%       5.62%      5.80%      6.27%

   Operating expenses including reimbursement/waiver        0.77%        0.83%       0.85%      0.82%      0.80%

   Operating expenses excluding reimbursement/waiver        0.97%        1.03%       1.05%      1.02%      1.00%

Portfolio turnover rate                                       79%          75%        206%       155%        37%

(1) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and or the Administrator for the years ended October 31, 2001, 2000, 1999, 1998 and 1997 were $0.58, $0.60,
    $0.57, $0.60 and $0.64, respectively.

WHERE TO FIND MORE INFORMATION



You'll find more information about the Funds in the following documents:


ANNUAL AND SEMI-ANNUAL REPORTS
Galaxy's annual and semi-annual reports contain more information about each Fund and a discussion about the market conditions and investment strategies that had a significant effect on each Fund's performance during the last fiscal year.


STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI contains detailed information about the Funds and their policies. By law, it's incorporated by reference into (considered to be part of) this prospectus.

You can get a free copy of these documents, request other information about the Funds and make shareholder inquiries by calling Galaxy at 1-877-289-4252 or writing to:

The Galaxy Fund
P.O. Box 6520
Providence, RI 02940-6520

If you buy your shares through a financial institution, you may contact your institution for more information.

You can write to the Securities and Exchange Commission (SEC) Public Reference Section and ask them to mail you information about the Funds, including the SAI. They'll charge you a fee for this service. You can also visit the Public Reference Room and copy the documents while you're there. For information about the operation of the Public Reference Room, call the SEC.

Public Reference Section of the SEC
Washington, DC 20549-0102
1-202-942-8090

Reports and other information about the Funds are also available on the EDGAR Database on the SEC's Web site at http://www.sec.gov. Copies of this information may also be obtained, after paying a duplicating fee, by electronic request to the SEC's e-mail address at publicinfo@sec.gov.






Galaxy's Investment Company Act File No. is 811-4636.